As filed with the Securities and Exchange Commission on March 1, 2010

Registration Statement No. 333- ______

_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PFIZER INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	13-5315170
(State of Incorporation)	(I.R.S. Employer Identification No.)

235 EAST 42ND STREET

NEW YORK, NEW YORK 10017-5755

(Address of Principal Executive Offices)

Pfizer Inc.
2004 Stock Plan, As Amended and Restated

(Full Title of the Plan)

Matthew Lepore, Esq.

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

(Name and Address of Agent for Service)

(212) 733-2323

(Telephone Number, including area code, of Agent for Service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer |X|	Accelerated filer	Non‑accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $.05 par value	425,000,000 shares	$17.81	$7,569,250,000	$539,687.52

(1)  Calculated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee. The offering price per share is based on the average of the high and the low prices per share of Pfizer Inc. Common Stock on February 24, 2010, which was $17.81, as reported on the New York Stock Exchange.  In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers any additional shares of such Common Stock that become issuable pursuant to terms of the Pfizer Inc. 2004 Stock Plan, as Amended and Restated, providing for an increase in the amount of shares of such Common Stock to be issued thereunder as a result of a stock dividend, stock split, recapitalization or any other similar transaction.

INTRODUCTION

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) by Pfizer Inc., a Delaware corporation (the “Company”), relating to the registration of 425,000,000 shares (the “Shares”) of Company’s Common Stock, par value $.05 per share (the “Common Stock”), to be offered under the Pfizer Inc. 2004 Stock Plan (the “Plan”), as amended and restated. The Shares are being registered in addition to the Common Stock previously registered for issuance on the Company’s Registration Statement on Form S−8 concerning the Plan filed with the Commission on April 26, 2004 (Reg. No. 333−114852) (the “2004 Registration Statement”).  Pursuant to General Instruction E to Form S−8, the contents of the 2004 Registration Statement are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

            PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

  the Company’s Annual Report on Form 10-K for the year ended December 31, 2009;
  all other reports filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the financial statements included in the Company’s most recent Annual Report on Form 10-K; and
  the description of the Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act on March 1, 2004, including all amendments and reports updating such description.

All documents filed by the Company under Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters the distribution of all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date that document is filed.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Company’s Exchange Act file number with the Commission is 001-03619.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities has been passed upon by Matthew Lepore, Esq., Vice President, Chief Counsel – Corporate Governance, and Assistant General Counsel of the Company.  Mr. Lepore beneficially owns Common Stock and options to purchase Common Stock granted under the Plan.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Matthew Lepore, Esq., Vice President, Chief Counsel – Corporate Governance, and Assistant General Counsel of the Company*
23(i)	Consent of Matthew Lepore, Esq., Vice President, Chief Counsel – Corporate Governance, and Assistant General Counsel of the Company (included in Exhibit 5.1)*
23(ii)	Consent of KPMG LLP, Independent Registered Public Accounting Firm of the Company*
24	Power of Attorney (included on signature page(s) to this Registration Statement)*

 ________________

* Filed herewith

_______________________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of February, 2010.

PFIZER INC. By /s/Jeffrey B. Kindler Jeffrey B. Kindler Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

Each person whose signature appears below hereby constitutes and appoints Amy W. Schulman and Matthew Lepore and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
Chairman of the Board, Chief
	Executive Officer and Director	February 25, 2010
/s/Jeffrey B. Kindler	(Principal Executive Officer)
(Jeffrey B. Kindler)

Senior Vice President and Chief Financial Officer (Principal Financial Officer)
February 25, 2010
/s/Frank A. D’Amelio
(Frank A. D’Amelio)

	Senior Vice President – Controller	February 25, 2010
/s/Loretta V. Cangialosi	(Principal Accounting Officer)
(Loretta V. Cangialosi)

	Director	February 25, 2010
/s/Dennis A. Ausiello
(Dennis A. Ausiello)

	Director	February 25, 2010
/s/Michael S. Brown
(Michael S. Brown)

	Director	February 25, 2010
/s/M. Anthony Burns
(M. Anthony Burns)

SIGNATURE	TITLE	DATE

	Director	February 25, 2010
/s/Robert N. Burt
(Robert N. Burt)

	Director	February 25, 2010
/s/ W. Don Cornwell
(W. Don Cornwell)

	Director	February 25, 2010
/s/William H. Gray III
(William H. Gray III)

	Director	February 25, 2010
/s/Constance J. Horner
(Constance J. Horner)

	Director	February 25, 2010
/s/James M. Kilts
(James M. Kilts)

	Director	February 25, 2010
/s/George A. Lorch
(George A. Lorch)

	Director	February 25, 2010
/s/Dana G. Mead
(Dana G. Mead)

	Director	February 25, 2010
/s/Suzanne Nora Johnson
(Suzanne Nora Johnson)

	Director	February 25, 2010
/s/Stephen W. Sanger
(Stephen W. Sanger)

	Director	February 25, 2010
/s/William C. Steere, Jr.
(William C. Steere, Jr.)

________________________________________________________________________________

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Matthew Lepore, Esq., Vice President, Chief Counsel – Corporate Governance, and Assistant General Counsel of the Company*
23(i)	Consent of Matthew Lepore, Esq., Vice President, Chief Counsel – Corporate Governance, and Assistant General Counsel of the Company (included in Exhibit 5.1)*
23(ii)	Consent of KPMG LLP, Independent Registered Public Accounting Firm of the Company*
24	Power of Attorney (included on signature page(s) to this Registration Statement)*

 ________________

* Filed herewith